2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 19, 2002, relating to the financial statements and financial highlights which appears in the April 30, 2002 Annual Report to Shareholders of Provident Investment Counsel Twenty Fund I series of PIC Investment Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


/s/PricewaterhouseCoopers LLP

New York, New York
August 28, 2002